UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2024

Astra Space, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39426	85-1270303
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1900 Skyhawk Street Alameda, California	94501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 278-7217

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ASTR	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

Overview

As disclosed in a Current Report on Form 8-K filed by Astra Space, Inc., a Delaware corporation (the “Company”) with the Securities and Exchange Commission (the “SEC”) on March 7, 2024, the Company, Apogee Parent Inc., a Delaware corporation (“Parent”), and Apogee Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other things, on the terms and subject to the conditions set forth therein, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent (the “Surviving Company") Parent and Merger Sub were formed by the Company’s founders, Chris Kemp, the Company’s chief executive officer, chairman and a director, and Adam London, the Company’s chief technology officer and a director (collectively, including their immediate family members and certain trusts or other entities in which either Mr. Kemp or Dr. London or their immediate family members hold voting, proprietary, equity or other financial interests, the “Specified Stockholders”). Mr. Kemp and Dr. London are the sole holders of all outstanding shares of Class B common stock, par value $0.0001 per share, of the Company (the “Class B Shares”). The Class B Shares constitute approximately 66.1% of the total voting power of the Company. The Specified Stockholders also hold, directly or indirectly, (i) approximately 63,192 shares of Class A common stock, par value $0.0001 per share, of the Company (each, a “Class A Share” and, together with the Class B Shares, the “Common Shares”), which together with the Class B Shares held by Mr. Kemp and Dr. London, represent approximately 66.2% of the total voting power of the Company, (ii) $3.37 million aggregate principal amount (which includes interest that is paid-in-kind and which has been capitalized prior to the date hereof) of the Company’s 12.0% Senior Secured Convertible Note due 2025 that are convertible into Class A Shares at an initial conversion price of $0.808 per share, subject to certain adjustments and (iii) warrants to purchase up to an aggregate of 1,299,505 Class A Shares at an initial exercise price of $0.808 per Class A Share, subject to certain adjustments, and that expire on November 21, 2028.

A special committee (the “Special Committee”) of the board of directors (the “Company Board”) of the Company consisting only of independent and disinterested directors of the Company has unanimously determined that (i) the Merger Agreement and the transactions contemplated thereby (the “Transactions”), including the Merger, on the terms and subject to the conditions set forth therein, are advisable, fair to and in the best interests of the Company and all of the holders of the issued and outstanding Common Shares, excluding the Specified Stockholders and their respective affiliates (the “Public Stockholders”) and (ii) recommended that the Company Board (a) approve the Merger Agreement and the Transactions, including the Merger, and (b) recommend adoption and approval of the Merger Agreement and the Transactions, including the Merger, to the Company’s stockholders.

The Company Board (with Mr. Kemp, Dr. London and Scott Stanford abstaining from voting on the approval of the Transactions, including the Merger), acting on the recommendation of the Special Committee, has (i) determined that the Merger Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth therein, are advisable, fair to and in the best interests of the Company and its stockholders, (ii) approved the Merger Agreement, the execution and delivery by the Company of the Merger Agreement, the performance by the Company of its obligations contained therein and the consummation of the Transactions, including the Merger, on the terms and subject to the conditions contained in the Merger Agreement and (iii) resolved to recommend adoption and approval of the Merger Agreement and the Transactions, including the Merger, to the Company’s stockholders.

Treatment of Company Common Stock

At the effective time of the Merger (the “Effective Time”), on the terms and subject to the conditions set forth in the Merger Agreement, each Common Share that is issued and outstanding immediately prior to the Effective Time (other than Rollover Shares (as defined below), any Common Shares canceled pursuant to the terms of the Merger Agreement and Dissenting Shares (as defined in the Merger Agreement)) will be automatically canceled and converted into the right to receive an amount in cash equal to $0.50, without interest (the “Merger Consideration”). All of the Class B Shares held by the Specified Stockholders are expected to be converted into an equal number of Class A Shares, and the resulting Class A shares, together with all of the other Class A Shares held by the Specified Stockholders and certain other holders of Class A shares, will be acquired by Parent pursuant to rollover agreements (such shares, the “Rollover Shares”) and shall further be cancelled and cease to exist (the “Rollover”); provided that the Rollover will be permitted only if no Class B Shares are issued and outstanding.

Treatment of Outstanding Convertible Notes and Warrants

All outstanding Convertible Notes (as defined below) will, immediately after the Merger becomes effective, be converted into shares of Series A preferred stock, par value $0.0001 per share, of Parent (the “Parent Series A Preferred Stock”) in accordance with a noteholder conversion agreement, by and among Parent, Merger Sub, and each holder of Convertible Notes (the “Noteholder Conversion Agreement”).

All outstanding Warrants (as defined below) will, immediately after the Merger becomes effective, be exchanged for warrants to purchase shares of Parent Series A Preferred Stock in accordance with a warrant exchange agreement, by and among Parent, Merger Sub, and each holder of Warrants (the “Warrant Exchange Agreement”).

The Merger Agreement prohibits the Company from issuing Convertible Notes or Warrants to any person prior to the Effective Date unless (i) such person becomes a noteholder under the Noteholder Conversion Agreement or a holder under the Warrant Exchange Agreement, respectively, by executing a joinder agreement substantially in the form attached to such agreement and delivering the same to each of Merger Sub and Parent and (ii) holders of a majority in interest of the Convertible Notes or Warrants, as applicable, then outstanding consent to such issuance and joinder.

Treatment of Company Equity Awards

Pursuant to the Merger Agreement, at the Effective Time, each option to purchase Class A Shares outstanding under the Company’s 2021 Omnibus Incentive Plan, as amended (the “Company Incentive Plan”) or otherwise (other than Underwater Options (as defined in the Merger Agreement)), whether vested or unvested, will be assumed by Parent and converted into an option (the “Converted Options”) to purchase shares of class A common stock, par value $0.0001 per share, of Parent (the “Parent Class A Shares”). The Converted Options will continue to be subject to substantially the same terms and conditions as were applicable to such Company Options immediately prior to the Effective Time, except that (i) each Converted Option will be exercisable for that number of Parent Class A Shares equal to the number of Class A shares subject to such option immediately prior to the Effective Time and (ii) the per share exercise price for each Parent Class A Share issuable upon exercise of a Converted Option will be equal to the exercise price per share of Class A Shares of such option immediately before the Effective Time. Underwater Options will be cancelled for no consideration at the Effective Time. As of March 7, 2024, all options to purchase Class A Shares outstanding under the Company Incentive Plan were Underwater Options.

Pursuant to the Merger Agreement, at the Effective Time, each outstanding restricted stock unit with respect to Class A Shares granted under the Company Incentive Plan (a “Company RSU Award”) held by any director of the Company who is not an employee of the Company (a “Director RSU Award”) will be accelerated in full. At the Effective Time, each Company RSU Award that has vested in accordance with its terms, or so accelerated in the case of Director RSU Awards (except for Rollover Shares that are issued upon acceleration of Director RSU Awards), will be canceled and will only entitle the holder of such Company RSU Award to receive (without interest) an amount in cash equal to (x) the number of Class A Shares subject to such Company RSU Award immediately prior to the Effective Time multiplied by (y) the Merger Consideration. At the Effective Time, each Company RSU Award that has not vested in accordance with its terms or so accelerated will be canceled for no consideration.

Closing Conditions

The Merger is expected to be consummated in the second quarter of 2024. The obligation of the parties to consummate the Merger is subject to various conditions, including: (i) adoption of the Merger Agreement and the approval of the Merger and the other Transactions by holders of (a) a majority in voting power of the outstanding Class A Shares and Class B Shares entitled to vote thereon, voting as a single class, and 66 2⁄3% of the outstanding Class B Shares, voting as a separate class; (ii) the absence of any judgment or law prohibiting the consummation of the Merger; (iii) the passage of 20 days after the mailing of a written information statement (the “Information Statement”) of the type contemplated by Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (iv) the accuracy of the representations and warranties of the parties in the Merger Agreement (subject to customary materiality qualifiers except to the extent provided in the Merger Agreement); (v) each party’s performance in all material respects of its covenants and obligations contained in the Merger Agreement and (vi) the absence of a Material Adverse Effect (as defined in the Merger Agreement). Following the execution of the Merger Agreement, Mr. Kemp and Dr. London executed and delivered to the Company a written consent adopting the Merger Agreement and approving the Merger (the “Stockholder Consent”), and Parent, in its capacity as the sole stockholder of Merger Sub, executed and delivered to the Company a written consent approving the Merger Agreement and the Merger, thereby providing all required stockholder approvals for the Merger. No further action by holders of Common Shares is required to complete the Merger.

No-Shop

Under the Merger Agreement, the Company is subject to a customary “no-shop” provision that restricts the Company and its representatives from soliciting Acquisition Proposals (as defined in the Merger Agreement) from third parties or providing information to or participating in any discussions or negotiations with third parties regarding Acquisition Proposals.

Segregated Account

As promptly as reasonably practicable following the execution of the Merger Agreement, the Company is required to (i) deposit into a segregated account (the “Segregated Account”) an amount in cash equal to $3.5 million (the “Segregated Funds”), (ii) withdraw any funds held in the Segregated Account other than the Segregated Funds and (iii) suspend any automatic withdrawal arrangements applicable to the Segregated Account. Subject to completing any withdrawals required by the foregoing clause (ii), the Segregated Account will not be permitted to contain any funds other than the Segregated Funds, and the Segregated Funds will be managed by the Company at the reasonable direction of the Special Committee, acting in accordance with its fiduciary duties. The Segregated Funds will be held in the Segregated Account free and clear of any liens of the collateral agent of the holders of the Convertible Notes. The Company may only use funds in the Segregated Account for those purposes described below under the heading “Limited Waiver and Consent.”

Termination; Termination Fees

The Merger Agreement contains certain termination rights for the Company and Parent, including (i) the right of either party to terminate the Merger Agreement if the Merger is not consummated on or before September 6, 2024 (the “Initial Outside Date”); provided, that Parent shall have the right to extend the Initial Outside Date by one week for each $1.5 million of cash that Parent or Merger Sub provide, or cause to be provided, to the Company (on such terms and conditions as the parties may agree upon in good faith) prior to the termination of the Merger Agreement; and (ii) the right of the Company (upon approval of the Special Committee) if, at any time, the Company’s Cash on Hand (as defined in the Merger Agreement) (including any amounts held pursuant to escrow arrangements or in the Segregated Account) shall be less than $3.5 million; provided that any amounts withdrawn from the Segregated Account at the direction of the Special Committee in accordance with the terms of the Merger Agreement (other than during the Cure Period (as defined below)) shall be deemed to reduce this minimum threshold amount on a dollar for dollar basis (such amount as it may be reduced from time to time, the “Minimum Cash Amount”); provided further that the Company shall not be able to terminate the Merger Agreement in accordance with this clause (ii) unless (A) the Company delivers to Parent a written notice advising Parent that the Company Board (acting on the recommendation of the Special Committee) or the Special Committee has determined in good faith, after consultation with, and taking into account the advice of, its financial advisor and outside legal counsel, that (1) a Cash Shortfall (as defined in the Merger Agreement) is expected to occur within three business days and (2) absent a cure of such Cash Shortfall, the failure to initiate proceedings for seeking relief under the United States Bankruptcy Code would be inconsistent with the directors’ fiduciary duties under applicable laws, (B) such Cash Shortfall shall not have been cured within three business days of receipt of such notice (it being understood that (1) curing such Cash Shortfall shall require the replenishment of any Segregated Funds drawn upon during such three business day period for ordinary course business expenses incurred during such period (which, for the avoidance of doubt, shall not include amounts incurred for any Bankruptcy Preparatory Work (as defined in the Merger Agreement)) with funds that are free and clear of any liens to the same extent as contemplated by Section 2.08 of the Merger Agreement with respect to the original Segregated Funds and (2) for purposes of calculating such three business day period, the first business day will be the first business day after the date of delivery of such notice (the “Cure Period”) or Parent shall have advised the Company in writing that it will not seek to cure such Cash Shortfall and (C) upon such termination, the Company authorizes the initiation of proceedings for seeking relief under the United States Bankruptcy Code. The Merger Agreement also provided that the Company would be required to pay Parent a termination fee of $250,000 under certain specified circumstances prior to delivery of the Stockholder Consent. The Stockholder Consent was delivered to the Company within 24 hours following the execution of the Merger Agreement, and as a result, the termination fee is no longer applicable.

Representations, Warranties and Covenants

The Merger Agreement includes customary representations, warranties and covenants of the Company, including, among others, covenants (i) to use commercially reasonable efforts (taking into consideration the financial condition and cash runway of the Company) to carry on its business in all material respects in the ordinary course of business during the period between the execution of the Merger Agreement and the consummation of the Merger and (ii) not to engage in specified types of transactions or take specified actions during this period unless agreed to in writing by Parent.

Delisting of Shares of Common Stock

If the Merger is consummated, the Class A Shares will cease to be quoted on the Nasdaq Capital Market and will be eligible for deregistration under the Exchange Act.

Equity and Debt Commitments

Pursuant to equity commitment letters with Parent and Merger Sub, dated March 7, 2024 (collectively, the “Equity Commitment Letters”), Mr. Kemp, Dr. London, SherpaVentures Fund II LP (“ACME Fund II”), Astera Institute (“Astera”), Eagle Creek Capital, LLC (“Eagle Creek”), JW 16 LLC (“JW 16”), and RBH Ventures Astra SPV, LLC (“RBH” and, collectively with Mr. Kemp, Dr. London, ACME Fund II, Astera, Eagle Creek, and JW 16, the “Equity Commitment Parties” and each an “Equity Commitment Party”) have severally agreed to provide equity financing to Parent in the amounts specified in their respective Equity Commitment Letters, for a total aggregate value of approximately $28.8 million, on the terms and subject to the conditions contained in the Equity Commitment Letter. The Equity Commitment Parties’ commitments may be satisfied, in each of their sole discretion, by (i) a cash contribution to Parent, (ii) a contribution to Parent of Class A Shares held by such Equity Commitment Party, or (iii) a combination of the foregoing. For purposes of determining the value of an Equity Commitment Party’s contribution pursuant to the foregoing clauses (ii) and (iii), each Class A Share contributed by an Equity Commitment Party will be ascribed a value equal to the Merger Consideration.

In addition, RBH has also agreed in its Equity Commitment Letter to provide interim debt financing to the Company in the amount of $1,500,000, and MH Orbit, LLC (“MH Orbit”) may, pursuant to a debt commitment letter, dated March 7, 2024, provide debt financing to the Company in the amount of $1.0 million, in each case, by no later than April 15, 2024, for the purposes of financing cash shortfalls at the Company during the period between the signing of the Merger Agreement and the consummation of the Merger. Any interim debt financing is expected to be effected by the Company’s issuance of (i) 12.0% Senior Secured Convertible Note due 2025 in the form of the Senior Secured Convertible Note due 2025, as amended (the “Issued Convertible Notes Form”), filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on March 1, 2024 (the “March 8-K”) and incorporated by reference as Exhibit 4.1 in this Current Report on Form 8-K) and (ii) (if elected by RBH or MH Orbit, as the case may be) warrants, in the form of the Common Stock Purchase Warrant (the “Issued Warrants Form”) filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed with the SEC on November 24, 2023 (the “November 8-K”) and incorporated by reference as Exhibit 4.2 in this Current Report on Form 8-K; provided however that any offer and sale of any notes and warrants pursuant to the Purchase Agreement after March 7, 2024, requires the consent of holders of a majority in interest of the Convertible Notes or Warrants, as applicable, then outstanding. The amount of any interim debt financing provided to the Company by RBH or MH Orbit will reduce the value of the equity commitments provided for in the Equity Commitment Letters of RBH and JW, respectively. Further, in addition to RBH and MH Orbit, any other Equity Commitment Party may provide interim financing to the Company to finance cash shortfalls at the Company during the period between the signing of the Merger Agreement and the consummation of the Merger. Any such interim financing provided by an Equity Commitment Party will also reduce the value of the equity commitments provided for in such party’s Equity Commitment Letter.

In furtherance of the agreement of RBH to provide a commitment for interim debt financing described in the immediately preceding paragraph, RBH agreed in a funding direction letter, dated March 6, 2024, to purchase pursuant to the Purchase Agreement (as defined below) (a) $562,000 in aggregate original principal amount of 12.0% Senior Secured Convertible Note due 2025, substantially in the form of the Issued Convertible Notes Form that will be convertible into Class A Shares at an initial conversion price of $0.808 per share, subject to certain adjustments (the “Additional RBH Convertible Notes”), and (b) warrants, substantially in the form of the Issued Warrants Form, to purchase up to 243,441 Class A Shares for an aggregate purchase price of $30,430.13 (a purchase price of $0.125 per underlying Class A Share) that will be immediately exercisable at an initial exercise price of $0.808 per Class A Share, subject to certain adjustments (the “Additional RBH Warrants”), and that will expire five years from the effective date of the purchase of the Additional RBH Warrants. This purchase is expected to occur on or before March 13, 2024 and, if consummated, will reduce both the value of the equity commitment and interim debt commitment provided for in the Equity Commitment Letter of RBH.

In addition to the Equity Commitment Letters, pursuant to a debt commitment letter with Parent, dated March 6, 2024 (the “AST Debt Commitment Letter”), AST & Science, LLC (“AST”) has agreed to purchase from Parent one or more notes in an aggregate principal amount of $2.5 million for a purchase price of 100% of the principal amount thereof, on the terms and subject to the conditions contained in the AST Debt Commitment Letter (including that the Merger shall have closed substantially concurrent with such purchase).

Description of Merger Agreement Not Complete

The Merger Agreement and the above description of the Merger Agreement have been included to provide investors with information regarding the terms of the Merger Agreement. It is not intended to provide any other factual information about the Company, Parent or their respective subsidiaries or affiliates or any party who has entered into an Equity Commitment Letter or agreed to provide interim debt financing. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement and may be subject to limitations agreed upon by the parties in connection with negotiating the terms of the Merger Agreement, including being qualified by confidential disclosures made by each party for the purposes of allocating contractual risk between the parties. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from those generally applicable to investors and may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. Information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties that is or will be contained in, or incorporated by reference into, the Information Statement to be filed by the Company in connection with the Merger, the transaction statement on Schedule 13E-3 to be filed by the Company, Parent and certain other persons in connection with the Merger, the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K and other documents that the parties will file with the SEC. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Parent or any of their respective subsidiaries, affiliates or businesses. The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Limited Waiver and Consent

On March 7, 2024, the Company, each of the subsidiaries of the Company (together with the Company, the “Note Parties”), JMCM Holdings LLC (“JMCM”), ACME Fund II, Chris Kemp, through the Chris Kemp Living Trust dated February 10, 2021 (the “Kemp Trust”), Dr. London, MH Orbit and RBH (RBH, and collectively with JMCM, ACME Fund II, the Kemp Trust, Dr. London and MH Orbit, the “Initial Investors”), and Astera (the Initial Investors, together with Astera, the “Consenting Investors”) entered into a Limited Waiver and Consent to Senior Secured Convertible Notes and Common Stock Purchase Warrant and Reaffirmation of Transaction Documents (the “Limited Waiver and Consent”), pursuant to which, among other things, on the terms and subject to the conditions set forth therein, the Consenting Investors (1) consented to (i) the execution of the Merger Agreement and (ii) the consummation of the Merger in accordance with the terms of the Merger Agreement; (2) agreed that the filing with the SEC by one or more of the Consenting Investors together with one or more other persons indicating that a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) has been formed which is the direct or indirect “beneficial owner” of more than 50% of the Company’s then-outstanding common equity in connection with the Merger will not trigger a fundamental change or fundamental transaction under the Convertible Notes or the Warrants; and (3) agreed to (i) designate a specified bank account of Astra Space Operations LLC as an Excluded Account (as defined in that certain Security Agreement dated as of August 4, 2023, as amended, among the Note Parties and the Collateral Agent of the holders of the Convertible Notes party thereto) that will serve as the Segregated Account described above under the heading “Segregated Account”, and (ii) permit the Company to fund and maintain in such account funds in an aggregate amount not exceeding the Minimum Cash Amount to be used exclusively for the purposes set forth therein (“Permitted Purposes”) as the Special Committee may direct the Company. The Permitted Purposes include, among other things, payroll expenses, employee health and benefit expenses, rent and utilities, liability insurance and bankruptcy work. The Merger Agreement further limits when the Special Committee may use the Segregated Funds for bankruptcy work. Further, as the Segregated Account will be an Excluded Account, neither it nor the funds credited therein will constitute collateral that secures the Convertible Notes.

The Limited Waiver and Consent is connected to the transactions described in the Company’s announcements in (i) its November 8-K, its Current Report on Form 8-K, filed with the SEC on January 25, 2024 (the “January 8-K”), and its March 8-K of a series of closings of financing transactions (the “Initial Financings”) with the Initial Investors, pursuant to that certain Securities Purchase Agreement dated as of August 4, 2023 (as amended by, inter alia, that certain Reaffirmation Agreement and Omnibus Amendment Agreement dated as of November 6, 2023, that certain Omnibus Amendment No. 3 Agreement dated as of November 21, 2023, that certain Amendment to Securities Purchase Agreement dated as of January 19, 2024, that certain Amendment to Senior Secured Convertible Notes dated as of January 31, 2024, that certain Second Amendment to Securities Purchase Agreement and Second Amendment to Senior Secured Convertible Notes dated as of February 26, 2024 and the Limited Consent) (as so amended and modified, the “Purchase Agreement”), pursuant to which the Company issued to the Initial Investors $24,199,219.48 in aggregate original principal amount of 12.0% Senior Secured Convertible Notes due 2025 (the “Initially Issued Convertible Notes”), substantially in the form of the Issued Convertible Notes Form, and warrants to purchase 10,295,637 Class A Shares, substantially in the form of the Issued Warrants Form (the “Initially Issued Warrants”); and (ii) Item 2.03 of this Current Report on Form 8-K of the closing of a Subsequent Financing (as defined below) with Astera, pursuant to the Purchase Agreement, in which the Company issued to Astera (x) $5,000,000 in aggregate original principal amount of a 12.0% Senior Secured Convertible Note due 2025, substantially in the form of the Issued Convertible Notes Form, that are convertible into Class A Shares at an initial conversion price of $0.808 per share, subject to certain adjustments, and (y) and warrants, substantially in the form of the Issued Warrants Form, to purchase up to an aggregate of 2,165,842 Class A Shares for an aggregate purchase price of $270,730.25 (a purchase price of $0.125 per underlying Class A Share) at an initial exercise price of $0.808 per Class A Share, subject to certain adjustments, and that expire on March 6, 2029. Such Initial Financings are discussed in the November 8-K, the January 8-K and the March 8-K and such subsequent financing with Astera is discussed in Item 2.03 of this Current Report on Form 8-K. The Purchase Agreement and relevant amendments are incorporated by reference as Exhibits 10.2, 10.3 and 10.4 of this Current Report on Form 8-K.

The foregoing summary of the Limited Waiver and Consent does not purport to be complete. The foregoing summary of the Limited Waiver and Consent is qualified in its entirety by reference to the copy of the Limited Waiver and Consent that is filed herewith as Exhibit 10.1 and which is incorporated herein by reference.

AST License Agreement

On March 6, 2024, Astra Space Operations, LLC (“ASO”), a subsidiary of the Company, entered into a Royalty Bearing Manufacturing License (the “Manufacturing License”) with AST. ASO and AST are parties to a Supply and Manufacturing Agreement, dated April 28, 2022 (the “Supply Agreement”), pursuant to which ASO manufactures certain spacecraft engines, flight sets, power processing units and feed systems (the “AST Products”) for AST. The Manufacturing License, among other things, provides AST a license to manufacture the AST Products for its internal use as a means to increase the quantity of AST Products available in the future and to provide an alternative source of supply for a critical component. The Manufacturing License is a limited, non-exclusive, non-transferable, irrevocable, non-sublicensable, fully paid license to make and have made a specified number of AST Products. In consideration of the Manufacturing License, on March 6, 2024, AST paid ASO $2.5 million, representing the royalties due for the initial AST Products to be manufactured under the Manufacturing License. At AST’s option, AST will pay ASO, on a quarterly basis, additional royalties per AST Product manufactured during the prior quarter after the initial AST Products. In addition, on March 6, 2024, ASO and AST entered into an order addendum to the Supply Agreement pursuant to which AST purchased additional AST Products from ASO for a total of $1.05 million with $420,000 due on April 15, 2024 and additional payments due in the second half of the year upon delivery of additional AST Products. The Company will file the Manufacturing License as an exhibit to its Annual Report on Form 10-K for the year ended December 31, 2023.

Item 2.03.	Creation of a Direct Financial Obligation.

On March 6, 2024, the Company closed a subsequent financing (the “March 6 Financing”) with Astera, pursuant to the Purchase Agreement, in which Astera purchased (i) $5,000,000 in aggregate original principal amount of a 12.0% Senior Secured Convertible Notes due 2025, substantially in the form of the Issued Convertible Notes Form, that is convertible into Class A Shares at an initial conversion price of $0.808 per share, subject to certain adjustments (the “March 6 Note”); and (ii) and warrants, substantially in the form of the Issued Warrants Form, to purchase up to 2,165,842 Class A Shares for an aggregate purchase price of $270,730.25 (a purchase price of $0.125 per underlying Class A Share) at an initial exercise price of $0.808 per Class A Share, subject to certain adjustments, and that expire on March 6, 2029 (the “March 6 Warrants”).

On March 7, 2024, following the signing of the Merger Agreement and the Limited Consent, the Company closed a subsequent financing (the “March 7 Financing”) with ERAS Capital, LLC (“ERAS”), pursuant to the Purchase Agreement, in which ERAS purchased (i) $1,000,000 in aggregate original principal amount of a 12.0% Senior Secured Convertible Note due 2025, substantially in the form of the Issued Convertible Notes Form, that is convertible into Class A Shares at an initial conversion price of $0.808 per share, subject to certain adjustments (the “March 7 Note”); and (ii) and warrants, substantially in the form of the Issued Warrants Form, to purchase up to 433,168 Class A Shares for an aggregate purchase price of $54,146.00 (a purchase price of $0.125 per underlying Class A Share) at an initial exercise price of $0.808 per Class A Share, subject to certain adjustments, and that expire on March 7, 2029 (together with the March 6 Warrants, the “Subsequently Purchased Warrants” and the Subsequently Purchased Warrants, together with the Initial Issuer Warrants and any other warrants that may be issued hereafter pursuant to the Purchase Agreement, substantially in the form of the Issued Warrants Form, the “Warrants”).

On March 8, 2024, the Company closed a subsequent financing (together with the March 6 Financing and the March 7 Financing, the “Subsequent Financings”) with Ulrich Gall (together with Astera and ERAS, the “Additional Investors), pursuant to the Purchase Agreement, in which Mr. Gall purchased $200,000 in aggregate original principal amount of a 12.0% Senior Secured Convertible Note due 2025, substantially in the form of the Issued

Convertible Notes Form, that is convertible into Class A Shares at an initial conversion price of $0.808 per share, subject to certain adjustments (together with the March 6 Notes and the March 7 Note, the “Subsequently Purchased Convertible Notes” and the Subsequently Purchased Convertible Notes, together with the Initial Issuer Convertible Notes and any other 12.0% Secured Convertible Notes due 2025 that may be issued hereafter pursuant to the Purchase Agreement, substantially in the form of the Issued Convertible Notes Form, the “Convertible Notes).

Net proceeds from the Subsequent Financings, after deducting estimated offering expenses, were approximately $6.4 million. Following the sale of the Subsequently Purchased Convertible Notes and Subsequently Purchased Warrants and if consummated, the sale of the Additional RBH Convertible Notes and Additional RBH Warrants, the Company may issue additional 12.0% Senior Secured Convertible Notes due 2025 under the Purchase Agreement in aggregate original principal amount not exceeding $4,118,780.52 and Common Stock Warrants, subject to certain limitations, including obtaining the consent of holders of a majority in interest of the Convertible Notes and Warrants then outstanding.

The Subsequent Financings are connected to the Initial Financings. Such Initial Financings are discussed in the November 8-K, the January 8-K and the March 8-K.

Convertible Notes Issuance

The Subsequently Purchased Convertible Notes mature on November 15, 2025, unless extended, and are convertible into Class A Shares (such Class A Shares issuable upon conversion of the Subsequently Purchased Convertible Note, the “Note Underlying Shares”). On the Maturity Date, the Company will pay the Additional Investors, along with the Initial Holders, an amount in cash equal to (i) the then-outstanding Stated Principal Amount of the Convertible Notes, multiplied by (ii) the then applicable Minimum Return (as defined in the Convertible Notes) amount in effect at such time, plus accrued and uncapitalized interest on the Convertible Notes (such amount, the “Minimum Return Maturity Amount”); provided that if the Maturity Date has been extended, the Company will pay holders of Convertible Notes an amount in cash equal to the greater of (x) the Minimum Return Maturity Amount and (y) the then-outstanding principal amount plus any accrued and uncapitalized interest on the Convertible Notes. In the event that any prepayment or redemption of the Convertibles Notes is made in full prior to the Maturity Date (or is deemed to have occurred in the case of an Event of Default Acceleration Event (as defined in the Convertible Notes)), the Company will pay in full all outstanding obligations under the Convertible Notes, which will include the payment, if applicable, of any Minimum Return amount, which ranges from 150% to 175% of the outstanding Stated Principal Amount of the Convertible Notes depending on the timing of the prepayment or redemption event, as applicable.

The terms related to interest, security, payments, conversion (including the conversion rate), rights of the Additional Investors upon a Fundamental Change (as defined in the Subsequently Purchased Convertible Notes) and affirmative and negative covenants are the same as described under the heading “Convertible Notes Issuance” in the November 8-K. The Additional Holders have agreed that the transaction contemplated by the Merger Agreement, including any filings required by the Additional Holders, the Initial Holders or any other person or persons with the SEC in connection with the Merger Agreement will not constitute a Fundamental Change.

The Subsequently Purchased Convertible Notes were not issued pursuant to an indenture. Unless the Company obtains the Requisite Stockholder Approvals (as defined in the Purchase Agreement), the Company will be prohibited from issuing any Class A Shares upon conversion of the Subsequently Purchased Convertible Notes if the issuance of such Class A Shares, together with shares issued upon the conversion of any other Convertible Notes and exercise of any Warrants, would exceed 19.99% of the Company’s outstanding Class A Shares as of the date of the Purchase Agreement or otherwise exceed the aggregate number of Class A Shares which the Company may issue without breaching the Company’s obligations under the Nasdaq listing rules.

Warrant Issuance

The Subsequently Purchased Warrants are exercisable at an initial exercise price of $0.808 per Class A Share, subject to certain adjustments and expire on dates ranging from March 6, 2029 to March 7, 2029 (such Class A Shares issuable upon conversion of the Subsequently Purchased Warrants, the “Warrant Underlying Shares” and together with the Note Underlying Shares, collectively, the “Underlying Shares”). The exercise price of the Subsequently Purchased Warrants, and the number of Class A Shares potentially issuable upon exercise of the Subsequently Purchased Warrants, will be adjusted proportionately if the Company subdivides its Class A Share into a greater number of shares or combines its Class A Shares of common stock into a smaller number of shares.

In the event of a Fundamental Transaction (as defined in the Subsequently Purchased Warrants) that is (i) an all cash transaction, (ii) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act, or (iii) a Fundamental Transaction involving a person or entity not traded on a national securities exchange, the Company will be required, at the option of the holder of the Subsequently Purchased Warrant, to (x) purchase such holder’s Subsequently Purchased Warrant by paying to such holder an amount of cash equal to the Black-Scholes Value (as defined in the Subsequently Purchased Warrants) of the remaining unexercised portion of such Subsequently Purchased Warrant on the date of the consummation of such Fundamental Transaction or (y) exchange the Subsequently Purchased Warrant for a security of the Successor Entity (as defined in the Subsequently Purchased Warrants) evidenced by a written instrument substantially similar in form and substance to the Subsequently Purchased Warrants, including, without limitation, which is exercisable for a corresponding number of shares of capital stock equivalent to the Class A Shares acquirable and receivable upon exercise of the Subsequently Purchased Warrant prior to such Fundamental Transaction, and with an exercise price which applies the exercise price under the Subsequently Purchased Warrant to such shares of capital stock (but taking into account the relative value of the Class A Shares pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of the Subsequently Purchased Warrant immediately prior to the consummation of such Fundamental Transaction). The Additional Holders have agreed that the transaction contemplated by the Merger Agreement, including any filings required by the Additional Holders, the Initial Holders or any other person or persons with the SEC in connection with the Merger Agreement will not constitute a Fundamental Transaction.

Unless the Company obtains the Requisite Stockholder Approvals, the Company will be prohibited from issuing any Class A Shares upon exercise of the Subsequently Purchased Warrants if the issuance of such Class A Shares, together with shares issued upon the exercise of any other Warrants or the conversion of any Convertible Notes, would exceed 19.99% of the Company’s outstanding Class A Shares or otherwise exceed the aggregate number of Class A Shares which the Company may issue without breaching the Company’s obligations under the Nasdaq listing rules.

The foregoing summaries of the Subsequently Purchased Convertible Notes and the Subsequently Purchased Warrants do not purport to be complete and are qualified in their entirety by reference to the Issued Convertible Notes Form and Issued Warrants Form, each of which is incorporated herein by reference.

No Registration; Registration Rights

The Subsequently Purchased Convertible Notes, the Subsequently Purchased Warrants and the Underlying Shares have not been, and the Subsequently Purchased Convertible Notes and the Subsequently Purchased Warrants will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any other jurisdiction. The Subsequently Purchased Convertible Notes, the Subsequently Purchased Warrants and the Underlying Shares may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act and any applicable state securities laws. The Subsequently Purchased Convertible Notes and the Subsequently Purchased Warrants were offered and sold to the Additional Investors in transactions exempt from registration under the Securities Act in reliance on Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder. The Additional Investors are each an “accredited investor,” as defined in Regulation D, and are acquiring the Subsequently Purchased Convertible Notes, the Subsequently Purchased Warrants and any Underlying Shares for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof.

Pursuant to the Purchase Agreement, the Company is required to file a registration statement with the SEC no later than May 1, 2024 to register the resale of all Underlying Shares.

This Current Report on Form 8-K does not, and the exhibits attached hereto do not, constitute an offer to sell any security, including the Subsequently Purchased Convertible Notes, the Subsequently Purchased Warrants or any Underlying Shares, nor a solicitation for an offer to purchase any security, including the Subsequently Purchased Convertible Notes, the Subsequently Purchased Warrants or any Underlying Shares, nor shall there be any sale of the securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration, qualification, or exemption under the securities laws of any such jurisdiction.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 2.03 of this Current Report on Form 8-K regarding the issuance of the Subsequently Purchased Convertible Notes and the Subsequently Purchased Warrants is incorporated herein by reference into this Item 3.02.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of March 7, 2024, by and among Astra Space, Inc., Apogee Parent Inc. and Apogee Merger Sub Inc.

4.1	Form of Senior Secured Convertible Note due 2025 (as amended) (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed with the SEC on March 1, 2024)

4.2	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.2 of the Current Report on Form 8-K filed with the SEC on November 24, 2023)

10.1*	Limited Waiver and Consent to Senior Secured Convertible Notes and Common Stock Purchase Warrant and Reaffirmation of Transaction Documents, dated as of March 7, 2024, by and among Astra Space, Inc., each of the subsidiaries of Astra Space, Inc. party thereto and each of the investors party thereto.

10.2	Omnibus Amendment No. 3 Agreement, dated as of November 21, 2023, by and among Astra Space, Inc., each of the subsidiaries of Astra Space, Inc. party thereto, the investors party thereto and GLAS Americas, LLC, as collateral agent (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the SEC on November 24, 2023)

10.3	Amendment to Securities Purchase Agreement, dated January 19, 2024, by and among Astra Space, Inc., each of the subsidiaries of Astra Space, Inc. party thereto, the investors party thereto and GLAS Americas, LLC (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the SEC on January 25, 2024)

10.4	Second Amendment to Securities Purchase Agreement and Second Amendment to Senior Secured Convertible Notes, dated February 26, 2024, by and among Astra Space, Inc., each of the subsidiaries of Astra Space, Inc. party thereto, the investors party thereto and GLAS Americas, LLC (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the SEC on March 1, 2024)

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

*

Filed herewith; non-material schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements.

Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to numerous uncertainties and risks, including factors beyond the Company’s control, that could cause actual results, performance or outcomes to differ materially from those anticipated or implied in the statements. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements, including whether the Transactions, including the Merger, can, in fact, be consummated in the manner described in this Current Report on Form 8-K or at all: (i) risks associated with the transactions generally, such as the inability to obtain, or delays in obtaining, any required approvals or other consents; (ii) the failure to consummate or delay in consummating the transaction for other reasons; (iii) the risk that a condition to closing of the Transaction may not be satisfied; (iv) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (v) the failure of the Company to raise sufficient interim capital to continue its business operations through the consummation of the Merger; (vi) the outcome of any legal proceedings that may be instituted following announcement of the Merger; (vii) failure to obtain the financing required to consummate the Transactions, including the breach by any of the Equity Commitment Parties of their obligations under the Equity Commitment Letters; and (viii) unfavorable reaction to the Transactions by customers, suppliers and employees.

Additional risks and uncertainties that could cause actual results, performance or outcomes to differ materially from those contemplated by the forward-looking statements are and/or will be included under the caption “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q filed with the SEC and any subsequent public filings. Forward-looking statements speak only as of the date the statements are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation to update forward-looking statements, whether to reflect new information, events or circumstances after the date they were made or otherwise, except as required by law.

Additional Information and Where to Find It

The Company will prepare the Information Statement for its stockholders with respect to the approval of the Transactions. When completed, the Information Statement will be mailed to the Company’s stockholders. You may obtain copies of the Information Statement, Schedule 13E-3, any amendment or supplements thereto, other relevant materials (when available) and all documents filed by the Company with the SEC regarding this transaction, free of charge, at the SEC’s website, www.sec.gov or from the Company’s website at https://investor.astra.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTRA SPACE, INC.

Date: March 12, 2024

	By:	/s/ Axel Martinez
	Name:	Axel Martinez
	Title:	Chief Financial Officer